EXHIBIT 99.1

Contacts
Trade Relations                                                                                                                                               Investor Relations
Betty LaBaugh                                                                                                                                                  Kathleen Makrakis
Public Relations Manager                                                                                                                                           Director of Investor Relations
603-594-8585 ext. 3441                                                                                                                                              203-485-7534 ext. 1432
blabaugh@presstek.com                                                                                                                                             kmakrakis@presstek.com

Presstek Regains NASDAQ Compliance

HUDSON, N.H., May 1, 2008 Presstek, Inc. (Nasdaq: PRST) today announced that the company has received a determination from The NASDAQ Stock Market indicating that, based upon the filing of the company’s Form 10-K for the period ended December 29, 2007 with the Securities and Exchange Commission on April 30, 2008, the company has evidenced full compliance with NASDAQ’s requirements for continued listing on The NASDAQ Global Market.

About Presstek
Presstek, Inc. is the leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek's patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high quality, shorter print runs and faster turnaround while providing improved profit margins.

Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications.

DI is a registered trademark of Presstek, Inc.

For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

55 Executive Drive , Hudson , NH   03051   USA
Tel: 603.595.7000 Fax: 603.594.8575
www.presstek.com